UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________________

FORM 8-K
_______________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2016

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SWISHER HYGIENE INC.
(Exact name of registrant as specified in its charter)
_______________________________

Delaware
(State or Other Jurisdiction
of Incorporation)

001-35067	27-3819646
(Commission File Number)	(I.R.S. Employer Identification No.)

350 East Las Olas Boulevard Suite 1600 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

(203) 682-8331
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 30, 2016, William D. Pruitt resigned from his positions as a director, Chairman of the Audit Committee and member of the Compensation Committee of Swisher Hygiene Inc. (the “Company”). Effective September 30, 2016, David Prussky resigned from his positions as a director, member of the Audit Committee and member of the Nominating and Governance Committee of the Company. Messrs. Pruitt and Prussky had no disagreements with the Company on any matter relating to the Company's operations, policies or practices. Both individuals tendered their resignations in light of the Company's previously announced dissolution, the Securities and Exchange Commission's grant of the Company's request for no-action relief from filing future periodic reports under Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and to assist the Company in its efforts to further reduce costs during the dissolution process. The Company's board of directors does not intend to fill the vacancies created by the resignations of Messrs. Pruitt and Prussky.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWISHER HYGIENE INC.

Date: October 6, 2016	By:	/s/ Richard L. Handley
Richard L. Handley
Chairman, President and Secretary